SCHEDULE A

TO THE EXPENSE LIMITATION AGREEMENT DATED MAY 1, 2021

BETWEEN

VICTORY PORTFOLIOS II AND VICTORY CAPITAL MANAGEMENT INC.

OPERATING EXPENSE LIMITS AS OF MAY 19, 2026

	Maximum
	Operating		Effective Date of
Fund/Class	Expense Limit	Date of Termination	Waiver
Victory Market Neutral Income Fund

Class A	0.76%	October 31, 2026	November 1, 2025
Class C	1.51%	October 31, 2026	November 1, 2025
Class I	0.41%	October 31, 2026	November 1, 2025
Member Class	0.56%	October 31, 2026	November 1, 2025

VictoryShares US 500 Volatility Wtd	0.35%	October 31, 2026	November 1, 2025
ETF

VictoryShares US 500 Enhanced	0.35%	October 31, 2026	November 1, 2025
Volatility Wtd ETF

VictoryShares US EQ Income	0.35%	October 31, 2026	November 1, 2025
Enhanced Volatility Wtd ETF
VictoryShares US Large Cap High Div	0.35%	October 31, 2026	November 1, 2025
Volatility Wtd ETF

VictoryShares US Small Cap High Div	0.35%	October 31, 2026	November 1, 2025
Volatility Wtd ETF

VictoryShares Dividend Accelerator	0.35%	October 31, 2026	November 1, 2025
ETF

VictoryShares US Multi-Factor	0.35%	October 31, 2026	November 1, 2025
Minimum Volatility ETF

VictoryShares Core Intermediate	0.25%	October 31, 2027	February 25, 2026
Bond ETF

VictoryShares Short-Term Bond ETF	0.35%	October 31, 2026	November 1, 2025

VictoryShares Emerging Markets	0.45%	October 31, 2026	November 1, 2025
Value Momentum ETF

VictoryShares International Value	0.35%	October 31, 2026	November 1, 2025
Momentum ETF

VictoryShares US Small Mid Cap	0.25%	October 31, 2026	November 1, 2025
Value Momentum ETF

VictoryShares US Value Momentum	0.20%	October 31, 2026	November 1, 2025
ETF

(Maximum Operating Expense Limit excluding acquired fund fees and expenses and certain other items such as interest, taxes and brokerage commissions)

B-1

	Maximum
	Operating		Effective Date of
Fund/Class	Expense Limit	Date of Termination	Waiver
VictoryShares Core Plus Bond ETF	0.40%	October 31, 2026	November 1, 2025

VictoryShares Corporate Bond ETF	0.40%	October 31, 2026	November 1, 2025

VictoryShares WestEnd U.S. Sector	0.46%	October 31, 2026	November 1, 2025
ETF

VictoryShares Free Cash Flow ETF	0.39%	October 31, 2026	November 1, 2025

VictoryShares Small Cap Free Cash	0.49%	October 31, 2026	November 1, 2025
Flow ETF

VictoryShares WestEnd Global Equity	0.60%	October 31, 2026	November 1, 2025
ETF

VictoryShares WestEnd Dynamic	0.70%	October 31, 2026	November 1, 2025
Equity ETF

VictoryShares Free Cash Flow	0.39%	October 31, 2026	November 1, 2025
Growth ETF

VictoryShares International Free	0.56%	October 31, 2026	November 1, 2025
Cash Flow ETF

VictoryShares International Free	0.56%	October 31, 2026	November 1, 2025
Cash Flow Growth ETF

VictoryShares Pioneer Asset-Based	0.65%	October 31, 2026	November 1, 2025
Income ETF

VictoryShares Pioneer Active Credit	0.45%	October 31, 2027	May 19, 2026
ETF

VictoryShares Pioneer Equity	0.39%	October 31, 2027	May 19, 2026
Premium Income ETF

VictoryShares Pioneer Mortgage-	0.19%	October 31, 2027	May 19, 2026
Backed Securities ETF

VictoryShares Municipal High Yield	0.34%	October 31, 2027	May 19, 2026
ETF

VictoryShares Short-Duration	0.18%	October 31, 2027	May 19, 2026
Municipal ETF

(Maximum Operating Expense Limit excluding acquired fund fees and expenses and certain other items such as interest, taxes and brokerage commissions)

B-2